UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report
(Date of earliest event reported): December 15, 2011

Omagine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Fifth Avenue, Suite 1103, New York, N.Y.          10118
 (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code  (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 - Other Events

In accord with our obligation to keep our shareholders informed of the Company’s activities and results, and in response to several shareholder inquiries seeking clarity and transparency with respect to the very long time it is taking to conclude and sign the Development Agreement (“DA”), Omagine, Inc. (the "Company") is providing the following information in order to update its shareholders regarding the present status of the Omagine Project and the Development Agreement.

A new Minister of Tourism was appointed in early 2011, and since he was understandably unfamiliar with past Ministry of Tourism (“MOT”) dealings with respect to the Omagine Project, the legal staff at the MOT asked us in June 2011 to provide a history of the Omagine Project for use by them in updating and briefing the then newly appointed Minister. We and our lawyers complied with this quite reasonable request in June 2011 by delivering to MOT, among other things, a 12 page factual record of the history of the negotiations from inception through June 2011 (the “Omagine DA Report”).

Our attorneys were thereafter advised by the MOT that all matters regarding the DA were resolved, agreed and accepted by the Government. The only remaining task to accomplish was the registration of the Omagine LLC shareholders with the Ministry of Commerce & Industry (the “Registration”). The Registration was finalized on September 13, 2011 and the final Registration documents were delivered to MOT on September 19, 2011.

On September 13, 2011, the Company’s president, Mr. Frank Drohan, wrote to His Excellency, the Minister of Tourism advising him of the finalized Registration and the imminent delivery of the Registration documents to MOT and requesting a meeting for the purpose of scheduling an October signing date for the Development Agreement.

On September 19, 2011, Mr. Sean Angle, our attorney and a partner at DLA Piper, wrote to His Excellency enclosing the Registration documents requested by MOT and a copy of Mr. Drohan’s September 13th  letter. During September and October 2011, our employees attempted numerous times to schedule a meeting between His Excellency and Mr. Drohan.

On November 1, 2011, Mr. Angle, again wrote to His Excellency to follow up and reminded His Excellency that the Registration was completed in September and that  “This was the last remaining task to be completed by our client before the signing of the Development Agreement”.

In mid-November, Mr. Drohan spoke to His Excellency who informed Mr. Drohan that he would arrange a meeting between Omagine and MOT senior staff. The MOT senior staff would then report to and brief His Excellency. The meeting was scheduled for December 10, 2011.

On December 10, 2011, Mr. Drohan, three other Company staff members (representing senior management, finance and design individuals of Omagine LLC) and two lawyers representing Omagine LLC attended the meeting at MOT on behalf of the Company.

Four senior MOT staff members attended on behalf of MOT. The MOT lawyer opened the meeting by stating that “we will not be signing the DA today but we will sign it in the next 3 weeks”. Two of the MOT attendees were new and had no knowledge of any ongoing MOT projects or negotiations and they asked us to brief them on the “history of the Omagine Project”.

Our staff and lawyers pointed out that we had provided the answer to that precise inquiry from His Excellency 5 months previously – in June 2011 – in detail - in writing – in the Omagine DA Report (mentioned above). All four MOT attendees then informed us that they had not seen or read the Omagine DA Report.

After much discussion, all the MOT attendees agreed that they would find and read the Omagine DA Report and use it to brief His Excellency (who was travelling at present) and asked us to return in January to meet with His Excellency.

Mr. Drohan then addressed all the MOT attendees and inquired: “Is there anyone in this room that has any indication or knowledge or reason to believe that the DA will not be signed ?”  No one replied that they had any such indication, knowledge or reason to so believe  – on the contrary they confirmed during the meeting that in spite of the long DA negotiation process – “Everything was now agreed.” They again stated that they had to find and read the Omagine DA Report, brief His Excellency, and then His Excellency would meet and conclude with Mr. Drohan in January.

Our attorney, Mr. Angle, stated that he would immediately send another copy of the June 2011 Omagine DA Report to them at MOT (which has been done) and he confirmed the timetable of mid-January for the MOT staff to accomplish their task of briefing His Excellency.

Management and its lawyers have very extensive experience dealing with the Omani Government bureaucracy and particularly with the MOT. The consensus of all the Omagine staff and lawyers at the December 10th meeting was that while this meeting outcome was opaque and difficult to explain outside of Oman, it was not very unusual within Oman. Since the ministerial changes made in Q1 of 2011, similar occurrences at MOT and other ministries were being experienced by and reported to us by business acquaintances in Oman.

It is the unanimous opinion of the Omagine staff and lawyers at the December 10th meeting that, notwithstanding the rather opaque outcome of the December 10th meeting, the DA process is very clearly concluding.

Management continues to be cautiously optimistic that the DA will be signed in January 2012 – or possibly in February 2012. Company management will return to Oman in January to follow up on the results of the December 10, 2011 meeting.

We wish to once again remind our shareholders that the delays we have experienced - although frustrating and not of our making - have in some instances worked to the benefit of the Company. Had we been successful in signing the DA earlier - it is now clear in hindsight that we may very well have been caught in the tsunami of the worldwide financial crisis which would have, in management’s present opinion, had negative effects on the Company. Currently, the real estate market in the Muscat area is experiencing a slow but steady recovery. Management is of the opinion that - ironically - the prospects for the Company and its shareholders have benefited from some of the 2009/2010 delays encountered and the Company’s prospects will be well served if the DA is signed in early 2012.

Forward-Looking Statements

Some of the information contained in this Report may constitute forward-looking statements or statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events. The words "estimate", "plan", "intend", "expect", "anticipate" and similar expressions are intended to identify forward-looking statements which involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company's actual results, financial or operating performance or achievements to differ from future results, financial or operating performance, or achievements expressed or implied by such forward-looking statements. No assurance can be given that the Development Agreement will actually be signed. Management cautions investors that extraordinary delays have been encountered to date and that no assurances can be given that our assumptions about the DA being signed or when it will be signed are correct. Projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date of this filing. All such projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control and no assurance can be given that the projections will be realized. Potential investors are cautioned not to place undue reliance on any such forward- looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: December 15, 2011	By:	/s/ Frank J. Drohan
Frank J. Drohan,
Chairman of the Board,
President and Chief
Executive Officer

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